                                                                     Exhibit 8.2
                                                        (including Exhibit 23.2)

                                Alston & Bird LLP

                          601 Pennsylvania Avenue, N.W.
                           North Building, 10th Floor
                            Washington, DC 20004-2601


                                  202-756-3300
                                Fax: 202-756-3333
                                 www.alston.com

Charles W. Wheeler     Direct Dial (202) 756-3308    Email:  cwheeler@alston.com



                                August 22, 2003

Chevy Chase Bank, F.S.B.
7501 Wisconsin Avenue
Bethesda, Maryland  20814

     Re: Chevy Chase Bank, F.S.B. - Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on July 18, 2003 (Registration No. 333-107153)

Ladies and Gentlemen:

     We have acted as special tax counsel to Chevy Chase Bank, F.S.B. (the "Registrant") in connection with the above-referenced registration statement, including Amendment No. 1 to that registration statement filed on August 22, 2003 (collectively, the "Registration Statement"), in connection with the Registrant's registration of asset-backed securities to be issuable in series. Based on our review of the foregoing, we are of the opinion that the discussion set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences", including the assumptions, limitations and caveats contained therein, constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the asset-backed securities discussed therein, based upon the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date of this letter and on existing judicial and administrative interpretations thereof. Our opinion is based upon existing federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion. In addition, our opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the

      One Atlantic Center         Bank of America Plaza        90 Park Avenue        3201 Beechleaf Court,
  1201 West Peachtree Street    101 South Tryon Street,     New York, NY 10016            Suite 600
    Atlanta, GA 30309-3424             Suite 4000              212-210-9400         Raleigh, NC 27604-1062
        404-881-7000           Charlotte, NC 28280-4000     Fax: 212-210-9444           919-862-2200
     Fax: 404-881-7777               704-444-1000                                     Fax: 919-862-2260
                                  Fax: 704-444-1111

Chevy Chase Bank, F.S.B.
August 22, 2003
Page 2


matters set forth herein could change with respect to a particular series as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates the issuance of different series of asset backed securities with numerous different characteristics, the particular characteristics of each series must be considered in determining the applicability of this opinion to a particular series. Any opinion given by us and contained in a prospectus supplement and prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" in the Registration Statement and prospectus and prospectus supplement relating to one or more of the series of securities, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. We do not undertake to advise you of any changes in the opinions expressed herein or in the discussion under the heading "Material Federal Income Tax Consequences" contained in the Registration Statement resulting from matters that might hereafter arise or be brought to our attention.

                                               Sincerely,

                                               /s/ Charles W. Wheeler
                                               Charles W. Wheeler